EXHIBIT 4.2
                                                              -----------




                           NEWELL RUBBERMAID INC.


                        _____________________________


                            AMENDED AND RESTATED
                          364-DAY CREDIT AGREEMENT

                                $650,000,000

                          Dated as of June 13, 2003

                       ______________________________


                            JPMORGAN CHASE BANK,
                           as Administrative Agent

                        J.P. MORGAN SECURITIES INC.,
                  as Sole Lead Arranger and Sole Bookrunner

                                BANK ONE, NA,
                           BANK OF AMERICA, N.A.,
                                 BNP PARIBAS
                           and BARCLAYS BANK PLC,
                          as Co-Syndication Agents

                              CITIBANK, N.A.,
                           as Documentation Agent




             AMENDED AND RESTATED 364-DAY CREDIT AGREEMENT (this "AGREEMENT") dated as of June 13, 2003, between NEWELL RUBBERMAID INC., a corporation duly organized and validly existing under the laws of the State of Delaware (the "COMPANY"); each of the lenders signatory hereto (individually, a "LENDER" and, collectively, the "LENDERS"); and JPMORGAN CHASE BANK, as Administrative Agent (the "ADMINISTRATIVE AGENT").

             The Company, the lenders party thereto including certain of the Lenders (the "EXISTING LENDERS") and the Administrative Agent are parties to a 364-Day Credit Agreement dated as of June 14, 2002 (as in effect immediately prior to the effectiveness of this Agreement, the "EXISTING CREDIT AGREEMENT"), providing for, subject to the terms and conditions thereof, extensions of credit (by the making of loans) by the Lenders to the Borrowers (as defined therein) in an aggregate principal amount not exceeding $650,000,000. The parties hereto wish to (a) amend the Existing Credit Agreement in certain respects, to provide for, among other things, (i) the extension of the Commitment Termination Date (as defined in the Existing Credit Agreement), (ii) the Existing Lenders that are not listed as "Lenders" on the signature pages hereof to cease being parties to the Existing Credit Agreement as amended and restated hereby (the "RETIRING LENDERS") and (iii) certain financial institutions to become party as "Lenders" to the Existing Credit Agreement as amended and restated hereby (the "NEW LENDERS"), and (b) to restate the Existing Credit Agreement as so amended (the Existing Credit Agreement as so amended and restated, the "CREDIT AGREEMENT"). Accordingly, the parties hereto agree to amend the Existing Credit Agreement as set forth in Section 2 hereof and to restate the Existing Credit Agreement to read in its entirety as set forth in the Existing Credit Agreement (which Existing Credit Agreement is incorporated herein by this reference), as amended by the amendments set forth in Section 2 hereof:

             Section 1. DEFINITIONS. Except as otherwise defined herein, terms defined in the Existing Credit Agreement are used herein as defined therein.

             Section 2. AMENDMENTS. Subject to the satisfaction of the conditions precedent specified in Section 4 hereof, the Existing Credit Agreement is hereby amended as set forth below:

             2.01. References in the Existing Credit Agreement to "this Agreement" (and indirect references such as "hereunder", "hereby", herein" and "hereof") shall be deemed to be references to this Agreement.

             2.02. Section 1.01 of the Existing Credit Agreement shall be amended as follows:

             A. The definition of ""APPLICABLE FACILITY FEE RATE", "APPLICABLE UTILIZATION FEE RATE" "APPLICABLE MARGIN" and "APPLICABLE

   TERM LOAN PREMIUM"" shall be replaced with the following definition (which shall be inserted in the appropriate alphabetical location):


             "ADDITIONAL MARGIN", "APPLICABLE FACILITY FEE RATE", "APPLICABLE MARGIN" and "APPLICABLE TERM LOAN PREMIUM" shall mean, during any period when the Rating is at one of the Rating Groups specified below, the percentage set forth below opposite the reference to such fee or to the relevant Type of Committed
        Loan:

                        Rating   Rating    Rating   Rating   Rating
                         Group    Group     Group    Group    Group
                           I       II        III      IV        V
                        ------   ------    ------   ------   ------
    Applicable
    Facility Fee Rate    0.05%    0.08%     0.10%   0.125%   0.175%

    Applicable Margin
    for Committed
    LIBOR Loans          0.20%    0.32%     0.40%    0.50%    0.70%

    Applicable
    Margin for Base
    Rate Loans            0%       0%        0%       0%       0%

    Additional Margin
    (greater than 50%)   0.05%    0.10%    0.125%   0.125%    0.25%

    Applicable Term
    Loan Premium         0.25%    0.25%     0.25%    0.25%    0.25%


             Any change in the Additional Margin, the Applicable Facility Fee Rate, the Applicable Margin or the Applicable Term Loan Premium by reason of a change in the Moody's Rating, the Standard & Poor's Rating or the Fitch Rating shall become effective on the date of announcement or publication by the respective Rating Agency of a change in such Rating or, in the absence of such announcement or publication, on the effective date of such changed rating.

             The Additional Margin shall be payable only for each day on which the aggregate principal amount of outstanding Loans (including the Term Loans but excluding the Competitive Loans) equals or exceeds 50% of the aggregate outstanding Commitments (or at any time following the conversion of Committed Loans to Term Loans pursuant to Section 2.01(b) or the termination of the Commitments for any other reason, the aggregate Commitments in effect immediately prior to such conversion or termination, as the case may be).

             B. Section 1.01 of the Existing Credit Agreement shall be further amended by adding the following new definitions (to the extent not already included in said Section 1.01) and inserting the same in the appropriate alphabetical locations and by amending in their entirety the following definitions (to the extent already included in said Section 1.01), as follows:

             "APPROVED FUND" means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

             "COMMITMENT TERMINATION DATE" shall mean June 11, 2004; PROVIDED that, if such date is not a Business Day, the Commitment Termination Date shall be the next preceding Business Day.

             "DISPOSITION PERIOD" shall mean, for any Disposition, a period of twelve months ending on the date of such Disposition.

             "OTHER CREDIT AGREEMENT" shall mean the Five-Year Credit Agreement dated as of June 14, 2002, between the Borrowers, the banks party thereto and JPMCB, as Administrative Agent.

             2.03. Each reference in the Existing Credit Agreement to the words "Applicable Utilization Fee Rate" shall be replaced with the words "Additional Margin".

             2.04. Section 2.06(b) of the Existing Credit Agreement shall be deleted in its entirety and replaced with the words "(b) [Intentionally Omitted]".

             2.05. Clauses (i) and (ii) of Section 3.02(a) of the Existing Credit Agreement shall be amended in their entirety to read as follows:

             "(i) during such period as such Loan is a Base Rate Loan, the Base Rate (as in effect from time to time) plus the sum of (A) Additional Margin (if any) plus (B) (in the case of Term Loans) the Applicable Term Loan Premium;

             (ii) during such period as such Loan is a Committed LIBOR Loan, for each Interest Period relating thereto, the Adjusted LIBO Rate for such Loan for such Interest Period plus the sum of (A) the Applicable Margin plus (B) the Additional Margin (if any) plus (C) (in the case of Term Loans) the Applicable Term Loan Premium;".

             2.06. Section 7.02 of the Existing Credit Agreement shall be amended by replacing (i) in clause (a) thereof, (1) the date "December 31, 2001" with the date "December 31, 2002", and (2) the reference to "Arthur Anderson LLP" with the words "Ernst & Young LLP",
   (ii) in clause (b) thereof, the date "March 31, 2002" with the date

   "March 31, 2003" and (iii) in clause (c) thereof, the date "December 31, 2001" with the date "December 31, 2002".

             2.07. Section 12.04 of the Existing Credit Agreement shall be amended by deleting in the proviso thereof the words ", unless by an instrument signed by all of the Lenders or by the Administrative Agent acting with the consent of all of the Lenders" and inserting in lieu thereof the following words: ", unless by an instrument signed by each Lender affected thereby or by the Administrative Agent acting with the consent of each Lender affected thereby".

             2.08. Section 12.05 of the Existing Credit Agreement shall be amended as follows:

             A. Section 12.05(b)(ii) thereof shall amended by (i) inserting the word "and" immediately following the semi-colon, at the end of clause (C) in the first paragraph thereof, (ii) deleting the semi-colon and the word "and", and replacing the same with a period, at the end of clause (D) in the first paragraph thereof, (iii) deleting in its entirety clause (E) of the first paragraph thereof and
   (iv) deleting in its entirety the second paragraph thereof.

             B. Section 12.05(e) thereof shall be amended by inserting, immediately prior to the period at the end thereof, the following words: "subject, however, to the provisions of Section 12.13(b)".

             2.09. Section 12.06 of the Existing Credit Agreement shall be amended by (i) deleting the reference to "Section 10.05" and (ii) replacing the same with the words "Sections 10.05 and 12.13".

             2.10. Section 12 of the Existing Credit Agreement shall be amended by inserting a new Section 12.13 at the end thereof to read as follows:

             "12.13.  TREATMENT OF CERTAIN INFORMATION; CONFIDENTIALITY.

             (a) TREATMENT OF CERTAIN INFORMATION. The Company acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to the Company or one or more of its Subsidiaries (in connection with this Agreement or otherwise) by any Lender or by one or more Subsidiaries or Affiliates of such Lender and the Company hereby authorizes each Lender to share any information delivered to such Lender by the Company and its Subsidiaries pursuant to this Agreement, or in connection with the decision of such Lender to enter into this Agreement, to any such Subsidiary or Affiliate, it being understood that any such Subsidiary or Affiliate receiving such information shall be bound by the provisions of paragraph (b) of this Section 12.13 as if it were a Lender hereunder. Such authorization (and the related obligations under Section 12.13(b)) shall survive the repayment of the Loans, the expiration or termination of the Commitments or the termination of this Agreement or any provision hereof.

             (b) CONFIDENTIALITY. The Administrative Agent and each of the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (i) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (ii) to the extent requested by any Governmental Authority, (iii) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (iv) to any other party to this Agreement, (v) in connection with the exercise of any remedies hereunder or under any other Credit Document or any suit, action or proceeding relating to this Agreement or any other Credit Document or the enforcement of rights hereunder or thereunder, (vi) subject to an agreement containing provisions substantially the same as those of this paragraph, (x) to any assignee of or participant in, or any prospective assignee of or participant in, any of its rights or obligations under this Agreement or (y) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Company and its obligations,
        (vii) with the prior written consent of the Company or (viii) to the extent such Information (A) becomes publicly available other than as a result of a breach of this paragraph or (B) becomes available to the Administrative Agent or any Lender on a nonconfidential basis from a source other than an Obligor. For the purposes of this paragraph, "INFORMATION" means all information received from any Obligor relating to the Company and its Subsidiaries, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by an Obligor; PROVIDED that, in the case of information received from an Obligor after the Effective Date, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this
        Section 12.13 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

             Notwithstanding the foregoing, the Administrative Agent, the Lenders and the Obligors (and each of their respective employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the U.S. tax treatment and U.S. tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to such person relating to such tax treatment or tax structure, other than any information for which nondisclosure is reasonably necessary in order to comply with applicable securities laws, and except that, with respect to any document or similar item that in either case contains information concerning the U.S. tax treatment or U.S. tax structure of such transactions as well as other information, this paragraph shall only apply to such portions of the document or similar item that relate to such tax treatment or tax structure."

             2.11. Annex I to the Existing Credit Agreement shall be deleted in its entirety and replaced with Annex I hereto, and each reference in the Existing Credit Agreement to "Annex I" (including any indirect references thereto) shall be deemed to be references to Annex I to this Agreement.

             Section 3. REPRESENTATIONS AND WARRANTIES. The Company represents and warrants to the Lenders that (i) both immediately prior to this Agreement becoming effective and after giving effect thereto, no Default has occurred and is continuing and (ii) the representations and warranties made by the Company and each Designated Borrower, as applicable, in the Credit Agreement (after giving effect to this Agreement) and each other Credit Document shall be true and complete on and as of the Effective Date (as defined below) with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date) as if each reference therein to "this Agreement" (or words of similar import) or in such other Credit Documents to "the Credit Agreement" (or words of similar import) included reference to the Credit Agreement.

             Section 4. CONDITIONS PRECEDENT. The amendment and restatement set forth herein (including the amendments set forth in Section 2 hereof) shall become effective on the date (the "EFFECTIVE DATE") on which the Administrative Agent shall have received the following, each of which shall be satisfactory to the Administrative Agent (and, to the extent specified below, to each Lender) in form and substance:

             (a) EXECUTION OF THIS AGREEMENT. One or more counterparts of this Agreement executed by the Company, the Administrative Agent, each of the Existing Lenders (other than the Retiring Lenders) and each of the New Lenders (and by its execution and delivery thereof, each New Lender agrees that, as of the Effective Date, it shall become a "Lender" for all purposes of this Credit Agreement having a Commitment in the amount set forth opposite such New Lender's name in Annex I hereto) (or written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement).

             (b) OPINIONS. Opinions, each dated the Effective Date, of Schiff Hardin & Waite, special Illinois counsel to the Company, and of Dale L. Matschullat, Vice-President - General Counsel to the Company, each in form and substance satisfactory to the Administrative Agent (and the Company hereby instructs each such counsel to deliver such opinion to the Lenders and the Administrative Agent).

             (c) FEES AND EXPENSES. Evidence satisfactory to the Administrative Agent that the Borrowers shall have paid in full
        (i) all unpaid principal and interest on any outstanding Loan under the Existing Credit Agreement, (ii) all fees, expenses and any other amounts due and payable in connection with such Loans accrued to the Effective Date to the Administrative Agent and the Lenders under the Existing Credit Agreement and (iii) all fees and other amounts due and payable by the Company on or prior to the Effective Date in connection with this Agreement.

             (d) RETIRING LENDER CONSENTS. An instrument signed by each Retiring Lender pursuant to which such Retiring Lender shall cease to be a "Lender" under the Existing Credit Agreement as amended and restated hereby in form and substance satisfactory to the Administrative Agent.

             (e) OTHER DOCUMENTS. Such certificates or other documents as the Administrative Agent or any Lender or special New York counsel to JPMCB may reasonably request.

             Section 5. MISCELLANEOUS. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same agreement and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement shall be governed by, and construed in accordance with the law of the State of New York.

             IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.


                                 NEWELL RUBBERMAID INC.


                                 By  /s/ Douglas L. Martin
                                     -------------------------------
                                     Name: Douglas L. Martin
                                     Title: Vice President - Treasurer


                                 Address for Notices:
                                 Newell Rubbermaid Inc.
                                 29 East Stephenson Street
                                 Freeport, Illinois 61032

                                 Attn:  Douglas Martin
                                          Vice-President-Treasurer

                                 Telecopier No.:  (815) 233-8618
                                 Telephone No.:   (815) 233-8060

                                 ADMINISTRATIVE AGENT
                                 --------------------

                                 JPMORGAN CHASE BANK,
                                 as Administrative Agent


                                 By /s/ Tina L. Ruyter
                                    ------------------------------
                                    Name: Tina L. Ruyter
                                    Title: Vice President


                                 Address for Notices:
                                 JPMorgan Chase Bank
                                 1111 Fannin Street / Floor: 10
                                 Houston, TX 77002

                                 Attn:  Cherry Arnaez

                                 Telecopier No.:  (713) 750-2789
                                 Telephone No.:   (713) 750-2782

                                 LENDERS
                                 -------

                                 JPMORGAN CHASE BANK


                                 By /s/ Tina L. Ruyter
                                    ---------------------------------
                                    Name: Tina L. Ruyter
                                    Title: Vice President

                                 BANK ONE, NA


                                 By /s/ Sabir Hashmy
                                    ---------------------------------
                                    Name: Sabir Hashmy
                                    Title: Director

                                 BANK OF AMERICA, N.A.


                                 By /s/ Shannon Burks Horos
                                    ---------------------------------
                                    Name: Shannon Burks Horos
                                    Title: Vice President

                                 BNP PARIBAS


                                 By /s/ Rosalie C. Hawley
                                    -------------------------------
                                    Name: Rosalie C. Hawley
                                    Title: Director

                                 By /s/ Christine L. Howatt
                                    -------------------------------
                                    Name: Christine L. Howatt
                                    Title: Director

                                 BARCLAYS BANK PLC


                                 By /s/ Alison McGuigan
                                    -------------------------------
                                    Name: Alison McGuigan
                                    Title: Associate Director

                                 CITIBANK, N.A.

                                 By /s/ David L. Harris
                                    -------------------------------
                                    Name: David L. Harris
                                    Title: Vice President

                                 COMMERZBANK AKTIENGESELLSCHAFT
                                 NEW YORK BRANCH


                                 By /s/ Albert Morrow
                                    -------------------------------
                                    Name: Albert Morrow
                                    Title: Assistant Vice President


                                 By /s/ Graham A. Warning
                                    -------------------------------
                                    Name: Graham A. Warning
                                    Title: Assistant Vice President

                                 THE BANK OF TOKYO-MITSUBISHI, LTD.,
                                 CHICAGO BRANCH


                                 By /s/ Shinichiro Munechika
                                    -------------------------------
                                    Name: Shinichiro Munechika
                                    Title: Deputy General Manager

                                 MORGAN STANLEY BANK


                                 By /s/ Jaap L. Tonckens
                                    -------------------------------
                                    Name: Jaap L. Tonckens
                                    Title: Vice President

                                 BANCA DI ROMA - CHICAGO BRANCH


                                 By /s/ James Semonchik
                                    -------------------------------
                                    Name: James Semonchik
                                    Title: Vice President

                                 By /s/ Enrico Verdoscia
                                    -------------------------------
                                    Name: Enrico Verdoscia
                                    Title: Senior Vice President

                                 THE BANK OF NEW YORK


                                 By /s/ M. Scott Donaldson
                                    -------------------------------
                                    Name: M. Scott Donaldson
                                    Title: Assistant Vice President

                                 BANCO BILBAO VIZCAYA ARGENTARIA S.A.
                                 NEW YORK BRANCH


                                 By /s/ Hector O. Villegas
                                    -------------------------------
                                    Name: Hector O. Villegas
                                    Title: Vice President

                                 By /s/ Santiago Hernandez
                                    -------------------------------
                                    Name: Santiago Hernandez
                                    Title: Vice President

                                 ING BANK N.V.


                                 By /s/ Alan Duffy
                                    -------------------------------
                                    Name: Alan Duffy
                                    Title: Director

                                 By /s/ Aidan Neill
                                    -------------------------------
                                    Name: Aidan Neill
                                    Title: Director

                                 THE NORTHERN TRUST COMPANY


                                 By /s/ Craig L. Smith
                                    -------------------------------
                                    Name: Craig L. Smith
                                    Title: Vice President

                                 BANK HAPOALIM B.M.


                                 By /s/ Marc Bosc
                                    -------------------------------
                                    Name: Marc Bosc
                                    Title: Vice President

                                 By /s/ Lehroy Hackett
                                    -------------------------------
                                    Name: Lehroy Hackett
                                    Title: Vice President

                                 NATIONAL AUSTRALIA BANK LIMITED


                                 By /s/ Michael Woolrich
                                    -------------------------------
                                    Name: Michael Woolrich
                                    Title: Director - Diversified
                                            Industries

                                DANSKE BANK


                                 By /s/ John O'Neill
                                    -------------------------------
                                    Name: John O'Neill
                                    Title: Vice President

                                 By /s/ Peter L. Hargraves
                                    -------------------------------
                                    Name: Peter L. Hargraves
                                    Title: Vice President

                                 NORDEA BANK FINLAND PLC


                                 By /s/ Thomas P. Hickey
                                    -------------------------------
                                    Name: Thomas P. Hickey
                                    Title: Vice President

                                 By /s/ Henrik M. Steffensen
                                    -------------------------------
                                    Name: Henrik M. Steffensen
                                    Title: First Vice President

                                 FIFTH THIRD BANK


                                 By /s/ Christopher D. Jones
                                    -------------------------------
                                    Name: Christopher D. Jones
                                    Title: Vice President